UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

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Symmetry Panoramic Trust
(Name of Registrant as Specified In Its Charter)

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SYMMETRY PANORAMIC US EQUITY FUND
SYMMETRY PANORAMIC INTERNATIONAL EQUITY FUND
SYMMETRY PANORAMIC GLOBAL EQUITY FUND

Each a Series of Symmetry Panoramic Trust

151 National Drive
Glastonbury, CT 06033

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of each of Symmetry Panoramic US Equity Fund (“US Equity Fund”), Symmetry Panoramic International Equity Fund (“International Equity Fund”) and Symmetry Panoramic Global Equity Fund (“Global Equity Fund”) (each, a “Fund” and collectively, the “Funds”). On July 21, 2020, following a recommendation by Symmetry Partners, LLC (“Adviser”), the Funds’ investment adviser, the Board of Trustees (“Trustees” or “Board”) of the Symmetry Panoramic Trust (“Trust”), including all of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust and the Adviser (the “Independent Trustees”), approved the appointment of Dimensional Fund Advisors LP (“DFA” or “Sub-Adviser”) as a new sub-adviser to each Fund. DFA began serving as a sub-adviser to each Fund on September 10, 2020 pursuant to an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between the Adviser and DFA (the “Effective Date”). AQR Capital Management, LLC also serves as an investment sub-adviser to each Fund. The appointment of DFA has not resulted in any changes to the Funds’ investment objectives, investment policies or contractual advisory fee rates paid by the Fund to the Adviser.

This Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, the Adviser and the Trust, on behalf of each Fund, are permitted to enter into new or modified investment sub-advisory agreements with existing or new unaffiliated sub-advisers with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about DFA. This Information Statement also discusses the terms of the Sub-Advisory Agreement. No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

A Notice of Internet Availability of the Information Statement is being mailed on or about November 2, 2020 to each Fund’s shareholders of record as of August 31, 2020. The Information Statement is being made available on the Fund’s website at https://www.panoramicfunds.com/About/Security/Prospectus.

INTRODUCTION

The Adviser is located at 151 National Drive, Glastonbury, CT 06033. The Adviser serves as each Fund’s investment adviser. In this capacity, the Adviser, among other things, develops the Funds’ overall investment strategies, allocates assets among the Sub-Advisers and oversees the Sub-Advisers, including DFA.

On July 21, 2020, following the Adviser’s recommendation, the Trust’s Board, including all of the Independent Trustees, approved the appointment of DFA as a new sub-adviser to each Fund. DFA began serving as a sub-adviser to each Fund on September 10, 2020. In conjunction with the appointment of DFA, the Board approved an increase in the current expense caps for the US Equity Fund and Global Equity Fund under which the maximum annual total expense ratio (exclusive of certain expenses listed below) of each of these Funds after fee waiver and expense reimbursement by the Adviser would change from 0.48% to 0.55% for the US Equity Fund and from 0.52% to 0.56% for the Global Equity Fund. Under the revised expense cap arrangements, the Adviser has contractually agreed, effective upon the Effective Date, to reduce each of the US Equity Fund’s and Global Equity Fund’s fees and/or reimburse expenses until at least November 30, 2021 to ensure that total annual Fund operating expenses after expense fee waiver and expense reimbursement (exclusive of any front-end or contingent deferred loads; brokerage fees and commissions; acquired fund fees and expenses; borrowing costs (such as interest and dividend expense on securities sold short); taxes; and extraordinary expenses such as litigation expenses) will not exceed 0.55% and 0.56% of average daily net assets of the US Equity Fund and Global Equity Fund, respectively.

In connection with allocating assets to DFA as sub-adviser, the Adviser has transitioned the U.S. assets invested by the US Equity Fund and the Global Equity Fund in Underlying Funds managed by DFA to a sub-advised sleeve of each respective Fund and DFA is managing these assets for the respective Funds directly as sub-adviser, which is expected to reduce the fees and expenses that each Fund incurs in connection with investing in Underlying Funds. The Board approved the changes to the expense caps in light of the Adviser’s additional costs in retaining DFA as sub-adviser as well as estimated additional custodial, valuation and administration costs for the Funds based on current asset levels. Therefore, the net investment advisory fee rate paid by the US Equity Fund and the Global Equity Fund to the Adviser under the existing advisory fee waiver agreement, as well as the net expense ratio of each Fund under the expense limitation agreement, has increased to reflect the Adviser’s higher costs associated with retaining an additional Sub-Advisor and other costs (e.g., administration and custody) that the Adviser expects these Funds will incur as a result of the appointment of DFA as an additional sub-adviser.

As of the date of this Information Statement, the Adviser has not yet allocated any assets of the International Fund or any of the Global Equity Fund’s allocation to international investments to DFA to directly manage in its capacity as sub-adviser to the Funds, and instead invests a portion of each Fund’s allocation to international assets in Underlying Funds managed by DFA to order to efficiently obtain desired exposures. The portion of each Fund’s allocation to international assets that will be sub-advised by DFA will be funded at a later date depending on market and other circumstances. The fees and expenses of the International Equity Fund have not changed at this time, but may change in the future once the Adviser allocates assets of that Fund to DFA as sub-adviser.

The number and dollar value of the issued and outstanding shares of each Fund as of August 31, 2020, are set forth in Appendix A. Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of the shares of each Fund as of August 31, 2020. As of that date, the Trustees and officers of each Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each Fund.

You may obtain a copy of each Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to Symmetry Panoramic Trust at 151 National Drive, Glastonbury, CT 06033, by calling 1-844-796-3863 or by visiting www.panoramicfunds.com.

BOARD’S CONSIDERATION OF THE APPOINTMENT OF
DIMENSIONAL FUND ADVISORS LP

At a meeting of the Board of the Trust held on July 21, 2020, the Trustees, including the Independent Trustees approved the Sub-Advisory Agreement between DFA and the Adviser, pursuant to which DFA would provide investment sub-advisory services to the Funds.

In considering whether to approve the Sub-Advisory Agreement, the Trustees considered and discussed information and analyses provided in advance of the meeting by the Adviser and DFA. The Independent Trustees also received a memorandum from independent legal counsel outlining their fiduciary duties and legal standards in reviewing the Sub-Advisory Agreement. The Trustees were assisted in their review by counsel to the Trust and independent legal counsel, and met with counsel in executive session separate from representatives of the Adviser and DFA. The Trustees evaluated a number of considerations they believed, in light of the legal advice furnished to them by counsel and their own business judgment, to be relevant, and then made decisions in their business judgment. In considering the approval of the Sub-Advisory Agreement for an initial two-year period, the Board evaluated all factors it believed to be relevant, including those discussed below. The Board did not identify any one factor as dispositive, and each Trustee may have attributed different weights to the factors considered.

The nature, extent, and quality of the sub-advisory services to be provided, including investment performance. The Board considered the nature, extent, and quality of the services to be provided by DFA to the Funds. The Board considered the investment strategies of each Fund and DFA’s expertise with respect to such strategies; the experience, capability, and integrity of DFA’s senior management; the financial resources of DFA; the continuous and regular management and services to be provided by DFA and the risks to be assumed and borne; and the professional qualifications of the portfolio management teams of DFA.

The Board considered that each Fund is managed as a multi-factor fund providing exposure to different managers that, in the Adviser’s view, are best able to deliver certain factor exposures as identified by the Adviser, and that the Adviser accesses these investment managers on behalf of the Funds either through investment in other registered investment companies or by entering into a sub-advisory relationship with one or more investment managers pursuant to which the sub-adviser would be responsible for advising an allocated portion of a Fund’s assets. The Board noted that the Funds currently access DFA’s investment capabilities through investment in DFA-sponsored mutual funds, and the Board considered the Adviser’s assertion that the Funds may benefit by transitioning their investments in such funds to direct equity investments managed by DFA.

The Board considered the Adviser’s reasons for recommending that DFA be appointed as a sub-adviser to the Funds, including the Adviser’s due diligence concerning and previous experience with DFA. The Board noted that under the Sub-Advisory Agreement, DFA, subject to the oversight of the Trustees and the supervision of the Adviser, will be responsible for, among other things: making investment decisions on behalf of each Fund with respect to its allocated portion of such Fund, placing with brokers or dealers orders for the purchase and sale of investments for each Fund, and performing other related functions.

In connection with the assessment of DFA’s ability to perform its duties under the Sub-Advisory Agreement, the Board considered the sufficiency of DFA’s resources and reviewed DFA’s overall investment experience, including its experience managing other open-end funds. The Board also considered the Funds’ past performance and noted the fact that performance may be impacted by the addition of DFA as a sub-adviser to the Funds. In this regard, the Board considered performance information regarding DFA’s similarly managed portfolios. The Board noted that, subject to a number of limitations, such information was designed to aid the

Board in understanding how DFA may have been able to contribute to the Funds’ performance in the past. The Board discussed DFA’s portfolio managers’ experience and the investment strategies to be employed in DFA’s management of its allocated portion of each Fund’s assets. The Board noted the reputation and experience of DFA.

The Board also considered the compliance resources of DFA. The Board considered DFA’s commitment to compliance with applicable laws and regulations and the Trust’s compliance policies and procedures, including the determination of the Trust’s Chief Compliance Officer that DFA’s compliance program appears to be reasonably designed to prevent violations of the federal securities laws. The Board also considered DFA’s operational infrastructure, including its risk management, technology and cybersecurity controls and systems. In this regard, the Board considered DFA’s transition to a remote work environment in connection with the COVID-19 pandemic.

On the basis of this information and the Board’s assessment of the nature, extent, and quality of sub-advisory services to be provided by DFA to the Funds, the Board concluded that DFA is capable of generating a level of investment performance that is appropriate in light of the Funds’ investment objectives, policies, and strategies. The Board also determined that DFA could provide investment and related services that are appropriate in scope and extent in light of the Funds’ operations, the competitive landscape of the investment company business, and investor needs.

Sub-advisory fees. In considering the sub-advisory fees to be paid to DFA, the Board noted the breakpoint structure for the sub-advisory fees paid with respect to the Symmetry Panoramic U.S. Equity Fund and Symmetry Panoramic Global Equity Fund. The Board noted that DFA’s fees will be paid by the Adviser (out of its fee paid by the Funds) and not by the Funds. The Board considered the sub-advisory fees to be paid to DFA in relation to the fees paid to the Adviser by the Funds and the respective services provided, and to be provided, by the Adviser and DFA. The Board considered the meaningful differences in the services that the Adviser provides to the Funds as compared to the services to be provided by DFA. The Board noted that, with respect to each Fund, the Adviser contractually agreed to reduce each Fund’s fees and absorb expenses of each Fund so as to limit total annual Fund operating expenses, in each case through at least December 31, 2020, and that, in connection with DFA’s proposed appointment, the Adviser was proposing to raise the current expense limits for each Fund to account for payments to be made by the Adviser to DFA.

On the basis of these and other considerations, together with the other information it considered, the Board determined that the sub-advisory fees to be received by DFA under the Sub-Advisory Agreement are reasonable in light of the services to be provided by DFA.

The cost of sub-advisory services provided and the level of profitability. The Board considered the costs of the services to be provided and any profits to be realized by DFA from its relationship with the Funds, noting the arm’s-length nature of the relationship between the Adviser and DFA with respect to the negotiation of DFA’s sub-advisory fee rates.

Whether fee levels reflect economies of scale and the extent to which economies of scale would be realized as the Funds grow. The Board evaluated the extent to which the sub-advisory fees payable under the Sub-Advisory Agreement reflect economies of scale or will permit economies of scale to be realized in the future. Based on its consideration of the factors above, the Board determined that there was a reasonable sharing of any realized economies of scale under the advisory and sub-advisory fee schedules at the present time. The Board noted that, in the future, it would have the opportunity to periodically reexamine the appropriateness of sub-advisory fees payable by the Adviser to DFA.

Benefits to DFA and its affiliates from its relationships with the Funds. The Board considered other benefits derived by DFA and its affiliates from their relationships with the Funds. The Board noted that, although DFA has the ability to realize soft dollar benefits from its relationship with the Funds, it does not currently intend to do so. Based on its review, the Board determined that any “fall-out” benefits and other types of benefits that may accrue to DFA are fair and reasonable. The Board noted that it would have the opportunity to review the appropriateness of these benefits over time.

Conclusion. After consideration of the factors described above, as well as other factors, the Board, including all of the Independent Trustees, concluded that the terms of the Sub-Advisory Agreement evidenced substantial due diligence, arm’s length negotiation, and was consistent with the interests of the Funds and investors.

INFORMATION ABOUT DIMENSIONAL FUND ADVISORS LP

DFA, located at 6300 Bee Cave Road, Building One, Austin, TX 78746, was founded in 1981. DFA is a registered investment adviser and is currently organized as a Delaware limited partnership and controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation. As of June 30, 2020, DFA and its affiliates had approximately $514 billion in assets under management.

The following table provides the name and principal occupation of the directors and principal executive officers of DFA. The address of each of the directors and executive officers as it relates to that person’s position with DFA is 6300 Bee Cave Road, Building One, Austin, TX 78746.

Name	Principal Occupations with DFA
David G. Booth	Director and Executive Chairman
David P. Butler	Director and Co-Chief Executive Officer
Gerard K. O’Reilly	Director, Co-Chief Executive Officer and Chief Investment Officer
Eugene F. Fama Sr.	Director
Kenneth R. French	Director
John A. McQuown	Director
Catherine L. Newell	Executive Vice President, Secretary and General Counsel
Lisa M. Dallmer	Executive Vice President and Chief Operating Officer
Stephen A. Clark	Executive Vice President
Aaron M. Marcus	Executive Vice President
Selwyn J. Notelovitz	Vice President and Chief Compliance Officer
Bernard J. Grzelak	Vice President, Chief Financial Officer and Treasurer of DFA

DFA does not serve as an investment adviser or sub-adviser to any registered investment company which has investment objective(s) and strategies similar to the investment objective(s) and strategies of the Funds.

DESCRIPTION OF THE INVESTMENT SUB-ADVISORY AGREEMENT

A description of the Sub-Advisory Agreement is set forth below:

Duties of the Sub-Adviser. Subject to the supervision of the Board and the Adviser, the Sub-Adviser manages the investment and reinvestment of the portion of the assets of each Fund allocated to it by the Adviser (the “Fund Assets”), and formulates a continuous investment program for the Fund Assets consistent with the Fund’s investment objective and policies, as described in the then current registration statement of the Fund. The Sub-Adviser makes all determinations with respect to the investment of the Fund Assets and the purchase and sale of securities and other instruments, and regularly reports thereon to the Board and the Adviser. At its expense, the Sub-Adviser furnishes all necessary facilities, including salaries of personnel required for it to execute its duties. The Sub-Adviser bears all expenses it incurs in connection with providing services under the Sub-Advisory Agreement, including providing necessary facilities and personnel required for it to faithfully perform its duties under the Agreement and administrative facilities, such as bookkeeping and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under the Agreement. In addition, the Sub-Adviser maintains all accounts, books and records with respect to actions by the Sub-Adviser on behalf of each Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Investment Advisers Act of 1940, and the rules thereunder.

The Sub-Adviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, issuers and other intermediaries and negotiates brokerage commissions if applicable and other transaction terms. The Sub-Adviser is directed at all times to use its best efforts to execute portfolio transactions for each Fund at the most favorable price and execution available for the Fund and in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement. The Sub-Adviser may pay a broker-dealer that provides research and/or brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Sub-Adviser determines in good faith that the higher spread or commission is reasonable in relation to the value of the research and/or brokerage services that such broker-dealer provides, viewed in terms of either the particular transaction or the Sub-Adviser’s overall responsibilities with respect to accounts managed by the Sub-Adviser. The Sub-Adviser may use for the benefit of its other clients, or make available to companies affiliated with the Sub-Adviser or its directors for the benefit of its clients, any such brokerage and/or research services that the Sub-Adviser obtains from brokers or dealers, as described above.

Compensation. The Sub-Adviser receives a sub-advisory fee as compensation for its services under the Sub-Advisory Agreement. Sub-advisory fees are calculated and accrued daily based upon a Fund’s net assets allocated to the Sub-Adviser, and the sum of the daily fee accruals is paid monthly in arrears. The sub-advisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund allocated to the Sub-Adviser and dividing by 365 (366 in a leap year). The sub-advisory fee rate payable to the Sub-Adviser is based on a variety of factors, including the value of the services to be provided, the competitive environment in which a Fund will be marketed, the investment characteristics of the Fund relative to other similar funds and the fees charged to comparable products within the industry. Sub-advisory fees are paid by the Adviser, not by the Fund.

Term. The Sub-Advisory Agreement provides that it will remain in effect with respect to a Fund for an initial term of two years. Thereafter, unless earlier terminated, the Sub-Advisory Agreement will continue for successive annual terms with respect to a Fund, provided that each continuance is approved annually by the majority of the Board or by the vote of a majority of the “outstanding voting securities” of the Fund (as such term is defined in the 1940 Act), and, in either case, by the vote of a majority of the Independent Trustees in the manner required by the 1940 Act or any rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

Termination. The Sub-Advisory Agreement provides that it may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Trust’s Trustees (including a majority of the Independent Trustees), by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Adviser and the Sub-Adviser, or (ii) by the Adviser or the Sub-Adviser, on sixty days’ written notice to the Trust and the other party. The Sub-Advisory Agreement will automatically terminate, without the payment of any penalty, in the event of its “assignment” (as defined in the 1940 Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

Amendments. The Sub-Advisory Agreement may be amended by the parties only by mutual written agreement of the parties. No material amendment of the Sub-Advisory Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff.

Liability of the Sub-Adviser. The Sub-Advisory Agreement provides that neither the Sub-Adviser nor any of its directors, officers, or employees shall be liable to the Trust, the Funds or the Adviser for any loss suffered by the Trust, the Funds or the Adviser in connection with the matters to which the Sub-Advisory Agreement relates except for losses resulting from willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of the duties of the Sub-Adviser or any of its directors, officers, or employees under the Sub-Advisory Agreement.

Consultation with Sub-Advisers to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the Sub-Advisory Agreement prohibits the Sub-Adviser from consulting with the following entities concerning transactions for a Fund in securities or other assets: (a) other sub-advisers to the Fund; and (b) other sub-advisers to funds under common control with the Fund.

Limit on Trust Liability. The Sub-Advisory Agreement provides that (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular fund of the Trust are enforceable only against the assets of that fund, and not against the assets of the Trust generally or any other fund thereof; and (ii) an officer or trustee of the Trust, when acting in such capacity, is not personally liable to any person other than the Trust and its shareholders for any act, omission or obligation of the Trust or any trustee thereof.

Confidentiality. The Sub-Advisory Agreement provides that the parties are required to protect and preserve the confidentiality of all information made available under the Sub-Advisory Agreement, and to take reasonable security precautions to protect confidential information.

INFORMATION ABOUT THE FUNDS’ SUB-ADVISERS

Each Fund’s Sub-Advisers serve as investment sub-advisers with respect to the portion of Fund assets allocated to them, pursuant to separate investment sub-advisory agreements. The assets of each Fund currently are allocated by the Adviser to DFA and AQR Capital Management LLC and various Underlying Funds. Assets are allocated among Sub-Advisers to provide diversification and to reduce the possible impact of any one Sub-Adviser’s sub-par performance on the performance of the Fund.

ADMINISTRATOR, PRINCIPAL UNDERWRITER AND AFFILIATED BROKERS

SEI Investment Global Funds Services, located at 1 Freedom Valley Drive, Oaks, PA 19456, serves as the Funds’ administrator and fund accounting agent. SEI Investments Distribution Co., located at 1 Freedom Valley Drive, Oaks, PA 19456, serves as the Funds’ principal underwriter. Neither Fund paid any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

* * * * *

By Order of the Board of Trustees,
Sara Taylor
Secretary & Chief Legal Officer

November 2, 2020

APPENDIX A

OUTSTANDING SHARES AND DOLLAR VALUE
(As of August 31, 2020)

	Outstanding Shares	Dollar Value
SYMMETRY PANORAMIC US EQUITY FUND	50,247,215.38	$556,236,674.20
SYMMETRY PANORAMIC GLOBAL EQUITY FUND	50,323,204.74	$543,490,611.18
SYMMETRY PANORAMIC INTERNATIONAL EQUITY FUND	28,176,732.99	$291,065,651.74

APPENDIX B

BENEFICIAL OWNERS OF 5% OR MORE OF SHARES
(As of August 31, 2020)

SYMMETRY PANORAMIC US EQUITY FUND
Shareholder Address	Number of Shares	% of Class
National Financial Services, for the exclusive benefit of its customers Attn: Mutual Funds Dept 4th Floor 499 Washington Blvd. Jersey City, NJ 07310	41,290,112.76	82.17%
Pershing LLC PO Box 2052 Jersey City, NJ 07303	3,426,904.964	6.82%
E Trade Savings Bank FBO 142 PO Box 6503 Englewood, CO 80155-6503	2,691,697.373	5.36%

SYMMETRY PANORAMIC GLOBAL EQUITY FUND
Shareholder Address	Number of Shares	% of Class
National Financial Services, for the exclusive benefit of its customers Attn: Mutual Funds Dept 4th Floor 499 Washington Blvd. Jersey City, NJ 07310	42,296,287.5	84.05%
Pershing LLC PO Box 2052 Jersey City, NJ 07303	3,399,097.505	6.75%

SYMMETRY PANORAMIC INTERNATIONAL EQUITY FUND
Shareholder Address	Number of Shares	% of Class
National Financial Services, for the exclusive benefit of its customers Attn: Mutual Funds Dept 4th Floor 499 Washington Blvd. Jersey City, NJ 07310	23,195,563.09	82.23%
Pershing LLC PO Box 2052 Jersey City, NJ 07303	1,907,548.212	6.77%
E Trade Savings Bank FBO 142 PO Box 6503 Englewood, CO 80155-6503	1,475,896.507	5.24%

SYMMETRY PANORAMIC US EQUITY FUND
SYMMETRY PANORAMIC INTERNATIONAL EQUITY FUND
SYMMETRY PANORAMIC GLOBAL EQUITY FUND

Each a Series of Symmetry Panoramic Trust

151 National Drive
Glastonbury, CT 06033

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

November 2, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to Symmetry Panoramic US Equity Fund, Symmetry Panoramic International Equity Fund and Symmetry Panoramic Global Equity Fund (each, a “Fund” and collectively, the “Funds”), each a series of Symmetry Panoramic Trust (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On July 21, 2020, following a recommendation by Symmetry Partners, LLC (“Adviser”) to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust, including all of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended) of the Trust and the Adviser, approved the hiring of Dimensional Fund Advisors LP (“DFA”) as a new sub-adviser to each Fund. Additional information about the Adviser, DFA, the investment sub-advisory agreement between the Adviser and DFA with respect to each of the Funds, dated September 10, 2020 (the “Sub-Advisory Agreement”), and the Board’s approval of the Sub-Advisory Agreement is contained in the Information Statement.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Adviser and the Trust, on behalf of each Fund, are permitted to enter into new or modified sub-advisory agreements with existing or new unaffiliated sub-advisers with the approval of the Board, but without approval of Fund shareholders. No action is required of you. Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about November 2, 2020 to each Fund’s shareholders of record as of August 31, 2020. Each Fund will bear the expenses incurred in connection with preparing and delivering this notification. By sending this Notice, the Funds and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement and each Fund’s most recent annual and semi-annual reports to shareholders on the Internet at https://www.panoramicfunds.com/About/Security/Prospectus. The Information Statement will be available on the website for at least 90 days after the date of this Notice. A paper or email copy of the Information Statement and/or each Fund’s most recent annual and semi-annual reports to shareholders may be obtained, without charge, by contacting the Fund by phone at 1-844-796-3863, on the internet at https://www.panoramicfunds.com/About/Security/Prospectus or by e-mail at info@panoramicfunds.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you may request one at any time within one year of the date of this notice. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Funds at the phone number provided above.

As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust or their financial intermediary of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy of this Notice, contact your financial intermediary or the Trust by writing to the Trust’s address or calling the telephone number shown above. The Trust will promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request to their financial intermediary or the Trust as indicated.